Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III Joe R. Clark John R. Norris III	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

NEWS RELEASE

Texas Pacific Land Trust (TPL)

FOR IMMEDIATE RELEASE

        DALLAS, TEXAS, December 7, 2004 — Texas Pacific Land Trust reported today that it has entered into an Option Agreement with Vaquero GP, LLC, for an initial term of one year pursuant to which the Trust granted Vaquero an option (the “Vaquero Option”) to acquire by assignment, subject to certain conditions, all claims and causes of action (the “Claims”) which the Trust has against Chevron USA, Inc., Texaco Inc., ChevronTexaco Inc., or Texaco Exploration and Production Inc. (collectively, “CUSA”), for damages for breaches of CUSA’s duties, as mineral owner, to the Trust, as the owner of the surface estate or a royalty interest, in certain lands in the State of Texas (the “Trust Property”) and for damages resulting from oil and gas operations on the Trust Property, and other claims. The Claims include those which the Trust now has against CUSA which arise out of or are related to the Trust Property and for which the operative acts or omissions which give rise to the Claims have occurred or occur prior to the date Vaquero exercises the Vaquero Option. Vaquero paid the Trust $250,000.00 (the “Option Fee”) for the Vaquero Option and agreed to reimburse the Trust for a portion of its legal and consulting fees and expenses incurred by the Trust in the negotiation of the Agreement.

        Vaquero may not exercise the Vaquero Option unless it or an affiliate has acquired certain mineral interests from CUSA .

        If, at any time prior to the expiration of two years from the date of the Agreement, Vaquero or any affiliate thereof acquires or enters into any agreement to acquire certain mineral interests from CUSA in the State of Texas, then the Trust will have the right (the “Trust Option”) to require Vaquero to exercise the Vaquero Option to the same extent, with the same result and for the same consideration as if Vaquero had elected to exercise it.

        If the Vaquero Option is exercised (either at Vaquero’s election or pursuant to the Trust Option), as consideration for the assignment of the Claims, Vaquero will be required to pay to the Trust $8,000,000.00, less (i) one-half of the Option Fee and (ii) the net amount of any monies received by the Trust from CUSA in settlement of any of the Claims, after deducting any legal, expert and consulting and other fees and expenses paid or incurred by the Trust in prosecuting the settled claims. In addition, upon the exercise of the Vaquero Option or the Trust Option, Vaquero will be required to assign to the Trust certain non-participating perpetual royalty interests and overriding royalties with respect to the mineral interests acquired by Vaquero or any of its affiliates from CUSA.

        The exercisability of each of the Vaquero Options and the Trust Options is conditioned upon Vaquero’s having acquired certain mineral interests from CUSA. Vaquero has no obligation under the Agreement to attempt to negotiate such an acquisition with CUSA or, if it does, any assurance that such negotiations will be successful. Accordingly, there can be no assurance that either the Vaquero Option or the Trust Option will become exercisable.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust’s future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management’s intent, beliefs or current expectations with respect to the Trusts’ future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.